                                                                   EXHIBIT 10.1

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THEY ARE FIRST REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY HAS RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATE TO THE INDEBTEDNESS OF THE MAKER (OR ANY SUCCESSOR THERETO) TO KEYBANK NATIONAL ASSOCIATION OR ITS SUCCESSORS OR ASSIGNS PURSUANT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AUGUST 11, 1997, AS SUCH AGREEMENT MAY BE FROM TIME TO TIME AMENDED, RESTATED OR OTHERWISE.

                             CONVERTIBLE PROMISSORY NOTE

$1,000,000                                            Due August 11, 2002
                                                      Cleveland, Ohio

    FOR VALUE RECEIVED, TELECOMM INDUSTRIES CORP., a Cleveland, Ohio corporation ("Payor"), hereby promises to pay to the order of P&J CORPORATION ("Holder"), the lesser of (i) One Million Dollars ($1,000,000) and (ii) the difference between (x) One Million Dollars ($1,000,000) and (y) the dollar amount for which this Note is converted into shares of Common Stock, par value U.S. $0.01 per share, of the Company ("Common Stock") in accordance with the terms hereof, with interest from the date hereof on the unpaid principal balance hereof at the rate of five percent (5%) per annum, all such principal being due and payable five (5) years from the date hereof ("Maturity Date"), at such address as is designated by Holder in writing. Interest hereon shall be payable at Holder's principal place of business quarterly, in arrears, at the rate of five percent (5%) per annum and shall be calculated based upon the number of days elapsed over a 360 day year.

    If any of the following events (each is herein referred to as an "Event of Default") shall occur:

         (i) all or any part of the principal or interest due under this Note is not paid when and as the same shall become due and payable, whether at the Maturity Date, by acceleration or otherwise;

         (ii) a receiver, conservator, custodian, liquidator or trustee of Payor or any of its Subsidiaries or of all or any of the property of any of them is appointed by court order and such order remains in effect for more than sixty (60) days, or an order for relief is entered under the federal bankruptcy laws with respect to Payor or any of its subsidiaries; or any of its material property is sequestered by court order and such order remains in effect for more than sixty (60) days; or a petition is filed against Payor or any of its subsidiaries under the bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within sixty (60) days after such filing;

         (iii) Payor files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

         (iv) Payor makes an assignment for the benefit of its creditors, or admits in writing its inability to pay, or in fact does not pay, its debts generally as they become due, or consents to the appointment of a receiver, conservator, custodian, liquidator or trustee of Payor or of all or any part of its property;

then, when any Event of Default described above has occurred and shall be continuing, for a period of at least 30 days, after Payor receives written or facsimile notice thereof from Holder, this Note shall forthwith become immediately due and payable, if not already due and payable. This Note may not be prepaid by Payor.

    In connection herewith, Holder shall receive the right to convert the outstanding principal balance of this Note, at the Maturity Date, into shares of Common Stock as set forth below.

    (a) CONVERSION OF NOTE. At the sole election of Holder, (as evidenced by a majority vote of the Stockholders of Holder) Holder may convert, without forfeiture of any prepaid interest, all or any part of the principal balance due under this Note (in increments of $100,000) into shares of Common Stock, at the conversion rate of $2.00 per share (the "Initial Conversion Price"), as may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such conversion, and as adjusted from time to time, are hereinafter sometimes referred to as "Note Shares" and the conversion price of each share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Conversion Price". The right to convert may only be exercised as of the Maturity Date by execution and delivery of the attached Conversion Election Notice at least ten (10) days prior to such Maturity Date. Upon receipt by Payor of this Note at its office, in proper form for conversion, Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such conversion, notwithstanding that the stock transfer books of Payor shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Holder. The Note Shares shall be "restricted securities" as defined in the Securities Act of 1933, as amended (the "Securities Act"). Certificates for the

Note Shares shall be delivered to Holder within a reasonable time after the conversion rights represented by this Note shall have been exercised.

    (b) SHARES TO BE FULLY PAID; RESERVATION OF SHARES. Payor covenants and agrees:

         (1) that all Note Shares shall, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof;

         (2) without limiting the generality of the foregoing, that Payor will, from time to time, take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective Conversion Price per share of the Common Stock issuable pursuant to this Note;

         (3) that, during the period within which this Note is outstanding, Payor shall at all times have authorized, and reserved for the purpose of issue upon payment hereof, a sufficient number of shares of Common Stock to provide for the conversion hereof;

         (4) that Payor will take all such action as may be necessary to assure that the Note Shares may be issued without violation of any applicable law or regulation or of any requirements of any domestic securities exchange or the NASDAQ system upon which any capital stock of Payor may be listed, provided Holder provides Payor with such information as Payor shall reasonably request and that is necessary to comply with the requirements of any such exchange or system; and

         (5) that no person has any preemptive or other right with respect to the issuance of any Note Shares.

    (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon conversion of this Note.

    (d) TRANSFER OR ASSIGNMENT OF NOTE. Subject to applicable law, as further described herein, this Note is freely transferable and may be assigned or hypothecated from the date hereof.

    (e) RIGHTS OF HOLDER. Holder shall not, solely by virtue hereof, be entitled to any rights of a stockholder in Payor, either at law or equity, and the rights of Holder are limited to those expressed in this Note and are not enforceable against Payor except to the extent set forth herein.

    (f) ANTI-DILUTION PROVISIONS. The Conversion Price and the number and kind of securities purchasable upon the conversion of this Note shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided. The Conversion Price in effect at any time and the number and kind of securities purchasable upon conversion of the Note shall be subject to adjustment as follows:

         (1) ISSUANCE OF COMMON STOCK. If and whenever after the date hereof Payor shall issue or sell (or be deemed to issue or sell as provided hereunder) any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale (other than any shares of Common Stock issued to Holder in connection with the pending acquisition of [UNITEL] by Payor), then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price, calculated to the nearest cent, determined by dividing (i) the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (B) the consideration, if any, received by Payor upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

              (i) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time Payor shall in any manner grant (whether directly or by assumption in a merger or otherwise), after the date hereof, any rights to subscribe for or to purchase, or any options for the purchase of (such rights or options being herein called "Options"), Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined as provided in the following sentence) shall be less than the Conversion Price in effect immediately prior to the time of granting such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. The price per share for which Common Stock is issuable, as referred to in the preceding sentence, shall be determined by dividing (A) the sum of (1) the total amount, if any, received or receivable by Payor as consideration for the granting of such Options, plus (2) the minimum aggregate amount of additional consideration payable to Payor upon the exercise of all such Options, plus (3) in the case of all such Options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of all such Convertible Securities (to the extent not counted in clause (2) hereof) and upon the conversion or exchange of all such Convertible Securities into Common Stock, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options; the consideration received or receivable by Payor shall in each case be determined in accordance with Section (f)(l)(v) hereof. Except as otherwise provided in Section (f)(l)(iii) hereof, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

              (ii) ISSUANCE OF CONVERTIBLE SECURITIES. In case Payor shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell, after the date hereof, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined as provided in the following sentence) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (A) except as otherwise provided in Section (f)(l)(iii) below, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (B) if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price have been or are to be made pursuant to Section (f)(l)(i) hereof, no further adjustment of the Conversion Price shall be made by reason of such issue or sale. The price per share for which Common Stock is issuable, as referred to in the preceding sentence, shall be determined by dividing (A) the sum of (1) the total amount received or receivable by Payor as consideration for the issue or sale of such Convertible Securities, plus (2) the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of such Convertible Securities into Common Stock, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities; the consideration received or receivable by Payor shall in each case bc determined in accordance with Section (f)(l)(v) hereof.

              (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any outstanding Option referred to in Section (f)(l)(i) hereof, the additional consideration, if any, payable upon the conversion or exchange of any outstanding Convertible Securities referred to in Section
(f)(l)(i) or (f)(l)(ii) hereof, or the rate at which any such Convertible Securities are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any Option referred to in Section (f)(l)(i) hereof prior to the exercise thereof or the termination of any right to convert or exchange any Convertible Securities referred to in Section (f)(1)(i) or (f)(l)(ii) hereof prior to the exercise of such rights, the Conversion Price then in effect hereunder shall forthwith be increased (but in no case shall such Conversion Price be increased to a price greater than the Initial Conversion Price) to the Conversion Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding for the purposes of any calculation under Section (f)(l)(i) or (f)(l)(ii) hereof. If the purchase price provided for in any Option referred to in Section (f)(l)(i) hereof or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities issuable upon the exercise of any such Options or upon the conversion or exchange of any Convertible Securities referred to in Section (f)(l)(ii) hereof and still outstanding shall decrease, or the number of shares of Common Stock issuable upon conversion or exchange of any such Convertible Securities shall increase, at any time under or any reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to the Conversion Price which would have obtained had Section (l)(l)(i) and
(f)(l)(ii) hereof and the provisions of this Section (f)(l)(iii) hereof never been given effect in relation to such Option or Convertible Securities and had the Conversion Price been adjusted pursuant to Section (f)(l) hereof at the time of delivery of such shares of Common Stock based on the consideration received (or deemed received under Section (f)(l)(v) hereof) for such Common Stock, determined as of the date of such delivery, provided that such adjustment of the Conversion Price shall be made only if as a result thereof the Conversion Price then in effect hereunder is thereby reduced.

              (iv) STOCK DIVIDENDS. In case Payor shall declare a dividend or make any other distribution upon any stock of Payor payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration for purposes of the calculations to be made under this Section
(f). If Payor shall at any time prior to payment in full of this Note declare a dividend payable in cash on its Common Stock and at substantially the same time offer its stockholders a right to purchase Common Stock from the proceeds of such dividend or for an amount substantially equal to such dividend, then, in such case, all Common Stock so issued shall, for purpose of this Note, be deemed to have been issued as a stock dividend.

              (v) CONSIDERATION FOR SECURITIES. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold by Payor for cash, the consideration received therefor shall be deemed to be the amount received by Payor thereof, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by Payor for any underwriting of the issue or otherwise in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by Payor shall be deemed to be the fair value of such consideration as determined reasonable and in good faith by the Board of Directors of Payor (irrespective of the accounting treatment thereof). In case any Common Stock, Options or Convertible Securities shall be issued in connection with any merger or consolidation in which Payor is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of Payor shall be changed into or exchanged for the stock or other securities of another Corporation) the amount of consideration therefor shall be deemed to be the fair value as determined reasonably and in good faith by the Board of Directors of Payor (irrespective of the accounting treatment thereof) of such Option of the assets and business of the non-surviving corporation as such Board may determine to be attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be in the event of any consolidation or merger of Payor in which Payor is not the surviving corporation or in which the previously outstanding shares of Common Stock of Payor shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of Payor for stock or other securities of any corporation, Payor shall be deemed to have issued a number of shares of its Common Stock equal to the number of shares of Common Stock used for computing the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of transaction of all such stock or securities of the other corporation received by the holders of the capital stock of Payor or by Payor and such calculation results in adjustment of the Conversion Price, the determination of the number of shares of Common Stock issuable upon conversion of the Note immediately prior to such merger, consolidation or sale, for purposes of Section (f)(3) hereof shall be made after giving effect to such adjustment of the Conversion Price.

              (vi) RECORD DATE. In case Payor shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

              (vii) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of Payor, and the disposition or reissuance of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Section (f).

         (2) SUBDIVISION OR COMBINATION OF STOCK. In case Payor shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined info a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

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

         (3) MERGER, SALE, REORGANIZATION, RECLASSIFICATION OR CONSOLIDATION. If any capital reorganization or reclassification of the capital stock of Payor, or any consolidation or merger of Payor with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Note and in lieu of the shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to tile rights and interests of Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and Note Shares upon the conversion of this Note) shall thereinafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the rights represented hereby (including an immediate adjustment, by reason of such consolidation or merger, of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so elected is less than the Conversion Price in effect immediately prior to such consolidation or merger). In the event of a merger or consolidation of Payor with or into another corporation as a result of which a number of shares of common stock of the successor or surviving corporation greater or lesser than the number of shares of Common Stock of Payor outstanding immediately prior to such merger or consolidation are issuable to holders of Common Stock of Payor, then the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of Payor outstanding immediately prior to such merger or consolidation. Payor shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor or surviving corporation (if other than Payor) resulting from such consolidation or merger or the corporation purchasing such assets, as the case may be, shall assume by written instrument executed and mailed or delivered to Holder hereof at the last address of Holder appearing on the books of Payor, the obligation to deliver to Holder such shares of stock, securities of assets as, in accordance with the foregoing provisions, Holder may be entitled to purchase or receive hereunder. If a purchase, tender or exchange offer is made to and accepted by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock of Payor, Payor shall not collect any consolidation, merger or sale with the Person (as hereinafter defined) having made such offer or with any Affiliate (as hereinafter defined) of such Person, unless prior to the consummation of such consolidation, merger or sale Holder shall have been given a reasonable opportunity to then elect to receive either the stock, securities or assets then issuable upon the conversion of this Note or, if different, the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer, computed as though Holder had been, at the time of such offer, Holder of the stock, securities or assets then purchasable upon the conversion of this Note. As used in this Section
(f)(3), the term "Person" shall include an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof, and an "Affiliate" of any Person shall mean any Person directly or indirectly controlling;, controlled by or under direct or indirect common control with, such other Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

         (4) NOTICE OF ADJUSTMENT. Whenever the Conversion Price is adjusted, as herein provided, Payor shall promptly cause a notice setting forth the adjusted Conversion Price and adjusted number of Note Shares issuable upon conversion of the Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, to be mailed to Holder of the Note at Holder's last address as shown on the books of Payor. Payor may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by Payor) to make any computation required by this Section (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

         (5) NO ADJUSTMENT OF CONVERSION PRICE. Notwithstanding anything contained to the contrary in this Note, no adjustment of the Conversion Price shall be made upon the occurrence of any of the following events:

              (i) the issuance by Payor of any options, restricted stock awards or shares of Common Stock pursuant to any employee stock option plan;

              (ii) the issuance by Payor of any shares of Common Stock that were acquired by Payor from Andy Gorogiani or any of his former affiliates; or

              (iii) the issuance by Payor of any options, restricted stock awards or shares of Common Stock to former employees of Unitel, Inc. or employees of Holder.

         (6)  OTHER NOTICES. In case at any time:

              (i) Payor shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution (other than regular cash dividends) to the holders of its Common Stock;

              (ii) Payor shall offer for subscription to the holders of any of its Common Stock any additional shares of stock of any class or other rights;

              (iii) there shall be any capital reorganization, reclassification of the capital stock of Payor or consolidation or merger of Payor with, or sale of all or substantially all of its assets to, another corporation;

              (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of Payor; or

              (v) there shall be any subdivision or combination of the outstanding shares of Common Stock into, respectively, a greater or lesser number of shares of Common Stock; then, in any one or more of said cases, Payor shall give, by first class mail, postage prepaid, addressed to Holder at the address of Holder as shown on the books of Payor, (i) at least twenty
(20) days prior written notice of the date on which the books of Payor shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place. Any notice required by clause (i) above shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall bc entitled thereto, and any notice required by clause (ii) above shall also special the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

         (7) DUTY TO MAKE FAIR ADJUSTMENTS IN CERTAIN CASES. If any event occurs as to which in the opinion of the Board of Directors of Payor the other provisions of this Section (f) are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Note in accordance with the essential intent and principles of such provisions, then Payor and Holder shall mutually agree upon an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to this Section (f) except in the event of an increase in option price, additional consideration or conversion rate as contemplated by Section (f)(l)(iii) hereof, or a combination of shares of the type contemplated in Sec(ion (f)(2) hereof and then in no event to an amount larger than the Conversion Price as adjusted pursuant to Section
(f)(l)(iii) or (f)(2) hereof.

         (8) SHARE ADJUSTMENT. Whenever the Conversion Price payable upon conversion of this Note is adjusted pursuant to Section (f) hereof, the number of Note Shares purchasable upon conversion of this Note shall simultaneously be adjusted by multiplying the number of Note Shares initially issuable upon conversion of this Note by the Conversion Price in effect on the date hereof and dividing the product so obtained by the Conversion Price, as adjusted.

         (9) MINIMUM ADJUSTMENT. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Section (f)(X) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section
(f) shall be made to the nearest cent. Anything in this Section (f) to the contrary notwithstanding, Payor shall be entitled, but shall not be required, to make such changes in the Conversion Price, in addition to those required by this Section (f), as it, in its sole discretion, shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of Common Stock, issuance of warrants to purchase Common Stock or liquidating dividends referred to hereinabove in this Section (f) hereafter made by Payor to the holders of its Common Stock, shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

    (g) INVESTMENT REPRESENTATIONS. Holder, by acceptance hereof, and with reference to this Note and the Note Shares, represents and warrants to Payor that: Holder is acquiring such securities for investment and not with a view to or in connection will any offering or distribution, and Holder has no present intention of selling or otherwise disposing of such securities.

    (h) SECURITIES LEGEND. This Note as well as, if necessary, the Note Shares will bear substantially the following legend:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THEY ARE, FIRST REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY HAS RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE, COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY)." THE SHARES ARE SUBJECT TO A FURTHER RESTRICTION AS EVIDENCED BY THE AGREEMENT BETWEEN THE SHAREHOLDERS OF P&J HOLDINGS, INC. (FORMALLY UNITEL CORPORATION) IN A SHAREHOLDER AGREEMENT DATED JULY ____, 1997.

    (i) TRANSFERABILITY. Any Note Shares acquired hereunder can bc sold or disposed of when Payor shall have received a copy of an opinion of counsel to Holder (which

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

opinion is reasonably acceptable to Payor) which states that the sale or other disposition thereof may bc effected without registration under the Securities Act in accordance with any rules or regulations promulgated thereunder to which such Note Shares are subject; provided, that any such sale or disposition is made in accordance with the terms of the opinion of counsel.

    (j) DESCRIPTIVE HEADINGS. The descriptive hearings of the several Sections of this Note are inserted for convenience of reference only and do not constitute a part of this Note.

    (k) LEGAL EFFECT. This Note is being executed and delivered within the State of Ohio and shall be construed and enforced in accordance with the laws of said State. The Parties hereto agree to submit to the exclusive Jurisdiction of the applicable court in Cuyahoga County, Ohio.

    (l) This Note shall be subordinate to all bank financing of Telecomm Acquisition Corporation and Telecomm Industries Corp. The Holder agrees to execute all inter creditor agreements required in order to effect the subordination required by any such financial institution.

                             TELECOMM INDUSTRIES CORP.


                             By:   /S/ JAMES LOWERY
                                ------------------------------------------

                             Its:  CHAIRMAN OF THE BOARD
                                 -----------------------------------------
                             Date:  AUGUST 11, 1997
                                  ----------------------------------------

DO NOT DESTROY THIS ORIGINAL NOTE: When paid, this original Note must be surrendered to Payor for cancellation and retention.

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


                                    PURCHASE FORM



Dated:______________________, 2002

The undersigned hereby irrevocable elects to convert the within Note to the extent of purchasing ________________________ shares of Common Stock.

                        INSTRUCTIONS FOR REGISTRATION OF STOCK



Name
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                     (Please typewrite or print in block letters)

Address
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                     (Please typewrite or print in block letters)

Signature
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